                                                                     EXHIBIT 7.1

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "Agreement") is made effective as of February 1, 2002, by Allis-Chalmers Corporation, a Delaware corporation ("Buyer"), Energy Spectrum Partners, LP, a Delaware limited partnership ("Seller") and Strata Directional Technology, Inc., a Texas corporation (the "Company").

                                    RECITALS

        The Company has 16,765,716 issued and outstanding shares of common stock, of which Seller owns 14,541,413 of such shares of common stock (the shares owned by Seller being referred to as the "Common Shares"). Seller also owns 20,796,875 issued and outstanding shares of 9% Cumulative Convertible Preferred Stock, Series C of the Company (the "Preferred Shares", and collectively with the Common Shares, the "Shares").

        Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding Common Shares of the Company owned by Seller, and all of the issued and outstanding Preferred Shares that are outstanding as of the Closing, for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

        Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.      DEFINITIONS.

        For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

        "BUYER" -- as defined in the first paragraph of this Agreement.

        "BUYER BALANCE SHEET" -- as defined in Section 4.4.

        "BUYER SHARES" -- as defined in Section 2.2(a).

        "CLOSING" -- as defined in Section 2.4.

        "CLOSING DATE" -- the date and time as of which the Closing actually takes place which shall be the date of this Agreement, as provided in Section 2.4.

        "COMMON SHARES" -- as defined in the Recitals to this Agreement.

        "COMPANY" -- as defined in the first paragraph of this Agreement.

        "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "DAMAGES" -- as defined in Section 5.2.

        "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, but excluding restrictions arising under state and federal securities laws.

        "GAAP" -- generally accepted United States accounting principles, applied on a consistent basis.

        "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "GOVERNMENTAL BODY" -- any nation, state, county, city, town, village, district, or other jurisdiction of any nature; federal, state, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

        "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "ORGANIZATIONAL DOCUMENTS" -- the articles or certificate of incorporation and the bylaws of a corporation and any amendments thereto.

        "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

        "PREFERRED SHARES" -- as defined in the Recitals of this Agreement.

        "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "PURCHASE PRICE" -- as defined in Section 2.2(a).

        "REGISTRATION RIGHTS AGREEMENT" -- as defined in Section 2.3.

        "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "SELLER" -- as defined in the first paragraph of this Agreement.

        "SHARES" -- as defined in the Recitals of this Agreement.

2.      SALE AND TRANSFER OF SHARES; OTHER TRANSACTIONS; CLOSING.

        2.1. SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller, free and clear of all Encumbrances.

        2.2. PURCHASE PRICE.

        (a) The purchase price (the "Purchase Price") for all of the Shares will be 6,559,863 shares of Buyer's common stock, $.15 par value per share ("Buyer Common Stock") and 3,500,000 shares of Series A 10% Cumulative Convertible Preferred Stock, $.01 par value, of Buyer, in the form of designation attached as Exhibit B hereto ("Buyer Preferred Stock", collectively with the Buyer Common Stock, the "Buyer Shares").

        (b) In addition, at the Closing, Buyer shall issue to Seller a warrant in the form attached hereto as Exhibit C permitting Seller to purchase 437,500 shares of Buyer Common Stock at an exercise price of $ .15 per share (the "Warrant"). In the event all of the outstanding shares of the Buyer Preferred Stock, except one, shall not have been redeemed by the Buyer on or before the first anniversary of the Closing, Buyer shall issue to Seller a warrant substantially in the form attached as Exhibit C hereto to purchase an additional 875,000 shares of Buyer Common Stock at an exercise price of $.15 per share.

        2.3. REGISTRATION RIGHTS. At the Closing, Seller and Buyer will enter into a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which Seller will be granted demand and piggyback registration rights as described therein.

        2.4. CLOSING. Consummation of the purchase by Buyer of the Shares as contemplated herein (the "Closing") is taking place on the date of this Agreement (the "Closing Date").

        2.5. CLOSING OBLIGATIONS. At the Closing:

        (a) Seller is delivering or causing to be delivered to Buyer:

               (i) certificates representing the Shares, duly indorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

               (ii) the Registration Rights Agreement; and

               (iii) a legal opinion of counsel to Seller in form acceptable to Buyer.

        (b) Buyer is delivering or will cause to be delivered to Seller:

               (i) certificates representing the Buyer Shares issuable to Seller in the name of Seller;

               (ii) the Warrant;

               (iii) the Registration Rights Agreement; and

               (iv) a legal opinion of counsel to Buyer in form acceptable to Seller.

3.      REPRESENTATIONS AND WARRANTIES OF SELLER.

        Seller hereby represents and warrants to Buyer as of the Closing Date as follows:

        3.1. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Seller and the Company have delivered or made available to Buyer copies of the Organizational Documents of the Company as currently in effect.

        3.2. AUTHORITY; NO CONFLICT.

        (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy laws or general principles of equity. Seller has all corporate right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

        (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (1) any provision of the Organizational Documents of the Company or Seller, or (2) any resolution adopted by the partners of the Seller or the Board of Directors or shareholders of the Company;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the assets owned or used by the Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

               (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which the Company is a party; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

        (c) Neither Seller or the Company is or will be required to give any notice to or obtain any Consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein, except as have been obtained.

        (d) Seller is acquiring the Buyer Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

        3.3. CAPITALIZATION. The authorized equity securities of the Company consist of 70,000,000 Shares of common stock, $0.01 par value per share, of which 16,765,716 Shares are issued and outstanding and 30,000,000 Shares of preferred stock, $.10 par value per share, of which only the Preferred Shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All options to acquire any shares of common stock or preferred stock of the Company have been terminated by the holders thereof and the Company. Seller is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. None of the Shares were issued in violation of the Securities Act or any other Legal Requirement. Schedule 3.3 lists all of the holders of the shares of the Company's Common Stock, together with the number of shares owned by each holder. Except for the Company's offer to redeem shares of Common Stock at $.10 per share, there are no Contracts relating to the issuance, sale, conversion or transfer of any equity securities or other securities of the Company. Except for shares of Production Well Testers, Inc., the Company does not own, or have any Contract to acquire, any equity, securities, or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        3.4. BROKERS OR FINDERS. Neither the Company nor Seller nor any of their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        3.5. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

        3.6. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. Seller has delivered to Buyer: (a) an audited balance sheet of the Company as at December 31, 2000 (including the notes thereto, the "Company Balance Sheet"), and the related statement of income for the fiscal year then ended, and (b) an unaudited balance sheet of the Company as at November 30, 2001, (the "Interim Company Balance Sheet") and the related unaudited statement of income for the eleven
(11) months then ended. Such financial statements and notes fairly present the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; the financial statements referred to in this Section 3.6 reflect the consistent application of such accounting principles throughout the periods involved. As of the date of the Interim Company Balance Sheet and except as set forth on the Interim Company Balance Sheet, the Company did not have any liabilities required by GAAP to be disclosed on the Interim Company Balance Sheet.

        3.7. ACCREDITED INVESTOR. Seller is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933, as amended.

4.      REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer hereby represents and warrants to Seller as of the Closing Date as follows:

        4.1. ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted and, to own or use the properties and assets that it purports to own or use.

        4.2. AUTHORITY; NO CONFLICT.

        (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy laws or general principles of equity. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

        (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (1) any provision of the Organizational Documents of Buyer, or (2) any resolution adopted by the board of directors or the shareholders of Buyer;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer;

               (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which Buyer is a party; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Buyer.

        (c) Buyer was not required to give any notice to or obtain any Consent from in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

        (d) Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

        4.3. CAPITALIZATION. The authorized equity securities of Buyer consist of 100,000,000 shares of common stock, $0.15 par value per share, of which 11,588,128 shares are issued and outstanding (prior to issuances contemplated by Schedule 4.3) and 10,000,000 shares of preferred stock, of which 3,500,000 shares of Buyer Preferred Stock will be issued and outstanding following the consummation of this Agreement. All of the Buyer Shares have been duly authorized and, when issued in connection with the transactions contemplated herein, will be validly issued and fully paid and nonassessable. Set forth on Schedule 4.3, is a list of all Contracts relating to the issuance, sale, conversion or transfer of any equity securities or other securities of the Buyer, including option and warrant agreements entered into by Buyer.

        4.4. FINANCIAL STATEMENTS; SEC DOCUMENTS. Buyer has delivered to Seller:
(a) an audited balance sheet of Buyer as at December 31, 2000 (including the notes thereto, the "Buyer Balance Sheet"), and the related statements of income and retained earnings and cash flows for the fiscal year then ended, together with the report thereon of PricewaterhouseCoopers LLP, independent certified public accountants, and (b) an unaudited balance sheet of Buyer as at September 30, 2001, and the related unaudited consolidated statements of income, and retained earnings and cash flows for the nine (9) months then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flows of Buyer as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Buyer Balance Sheet); the financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved. Buyer has filed all documents required to be filed by it with the Securities and Exchange Commission. As of their respective filing dates, all of such documents complied in all material respects with all applicable legal requirements, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed document.

        4.5. BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.      INDEMNIFICATION; REMEDIES.

        5.1. SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement, the schedules hereto and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of one year.

        5.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER. Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from (a) any Breach of any representation or warranty made by Seller in this Agreement, the schedules hereto or any other certificate or document delivered by Seller pursuant to this Agreement; (b) any Breach by Seller or the Company of any covenant or obligation of Seller or the Company in this Agreement; or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the transactions contemplated herein.

        The remedies provided in this Section 5.2 will be the sole remedy available to Buyer and the Other Indemnified Persons.

        5.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller and its Representatives, stockholders, controlling persons, and affiliates, and will pay to such Persons the amount of any Damages arising from (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any Schedule or certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any valid claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the transactions contemplated herein.

        5.4. PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

        (a) Promptly after receipt by an indemnified party under Section 5.2 or
Section 5.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

        (b) If any Proceeding referred to in Section 5.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 5.4 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding; (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (3) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

        (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

        (d) Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding on the matters alleged therein, and agree that process may be served on Seller with respect to such claim anywhere in the world.

        5.5. PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

        5.6. LIMITATIONS ON AMOUNTS FOR DAMAGES. Seller shall be entitled to satisfy and pay the entirety of any Damages to Buyer with respect to any matters described in Section 5.2, by the delivery to Buyer of that number of Buyer Shares having a value equal to the amount of such Damages. For the purposes of this Section 5.6, the Buyer Shares will be valued at the average closing price of Buyer Common Stock during the ten trading days immediately preceding the Closing, as such term is defined in Section 2.5. The total aggregate liability of Seller to Buyer for Damages under this Agreement shall be limited, under all circumstances, to the aggregate value of the Buyer Shares delivered to Seller pursuant to Section 2.2(a), as such value is calculated in accordance with this
Section 5.6. The total aggregate liability of Buyer to Seller shall be limited to the aggregate value of the Buyer Shares delivered to Seller pursuant to
Section 2.2(a), as such value is calculated in accordance with this Section 5.6.

6.      GENERAL PROVISIONS.

        6.1. EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated herein, including all fees and expenses of agents, representatives, counsel, and accountants. In the event the Closing occurs, Buyer will bear all legal and other expenses with respect to the transaction contemplated herein, including the fees and expenses of counsel representing Seller and the Company. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

        6.2. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued, if at all, at such time and in such manner as the parties shall mutually determine. Seller, the Company and Buyer will consult with each other concerning the means by which the Company' employees, customers, and suppliers and others having dealings with the Company will be informed of the transactions contemplated herein, and Buyer will have the right to be present for any such communication.

        6.3. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

               SELLER:       Thomas O. Whitener, Jr.
                             Energy Spectrum Partners, LP
                             5956 Sherry Lane, Suite 900
                             Dallas, Texas  75225
                             Facsimile:  (214) 987-6110

               copy to:      Frank P. McEachern
                             Jackson Walker L.L.P.
                             901 Main Street, Suite 6000
                             Dallas, Texas 75202
                             Facsimile:  (214) 953-5822

               BUYER:        Allis-Chalmers Corporation
                             1875 Century Park East, Suite 600
                             Century City, California  90067
                             Facsimile:  (310) 407-5499

               copy to:      Theodore F. Pound III
                             Wilson, Cribbs, Goren & Flaum, P.C.
                             440 Louisiana, Suite 2200
                             Houston, Texas 77002
                             Facsimile:  (713) 228-8824

        6.4. JURISDICTION; SERVICE OF PROCESS. Any action or Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, Counties of Dallas or Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern or Southern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or Proceeding and waives any objection to venue laid therein. Process in any action or Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        6.5. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        6.6. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        6.7. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer, the Company and Seller dated July 25, 2001, as amended) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        6.8. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

        6.9. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        6.10. SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        6.11. TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        6.12. GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

        6.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        6.14. CONFIDENTIALITY. Each party shall keep all documents and other information obtained from the other party in confidence, subject to the valid requirements of any governmental or other authorities, and except with respect to information that is readily ascertainable from public or public information or trade sources. If the transaction contemplated herein is not consummated, all such confidential information will be promptly returned to the party furnishing it.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                             BUYER:

                             ALLIS-CHALMERS CORPORATION

                             By:    /s/ Munawar H. Hidayatallah
                                    --------------------------------------
                                    Munawar H. Hidayatallah
                             Its:   Chairman and Chief Executive Officer


                             SELLER:

                             ENERGY SPECTRUM PARTNERS, LP

                             By: Energy Spectrum Capital LP, General Partner

                                    By:     Energy Spectrum LLC, General Partner


                                            By:    /s/ Thomas O. Whitener, Jr.
                                                   -----------------------------
                                                   Thomas O. Whitener, Jr.
                                            Its:   Chief Operating Officer


                             THE COMPANY:

                             STRATA DIRECTIONAL TECHNOLOGY, INC.


                             By:    /s/ Stanley J. Buffington
                                    --------------------------------------
                                    Stanley J. Buffington
                             Its:   President



                                                                    Schedule 3.3